Exhibit 10.7

GENERAL MANAGEMENT AGREEMENT

between

SEAWELL LIMITED

and

SEAWELL MANAGEMENT (BERMUDA) LIMITED

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THIS GENERAL MANAGEMENT AGREEMENT (the “Agreement”) is made on this [•] day of [•] 2010

BETWEEN:

(1)	SEAWELL LIMITED of Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Company”)

and

(2)	SEAWELL MANAGEMENT (BERMUDA) LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM GX, Bermuda (the “Manager”)

(hereinafter jointly referred to as the “Parties” and, individually, as a “Party”.)

WHEREAS:

(A)	The Company is a limited company organised under the laws of Bermuda, having its registered office at the address stated above.

(B)	The Company is a holding company in a group of companies (collectively, the “Seawell Group”) engaged in the provision of various services to the international oil and gas industry.

(C)	The main activity of the Company is to oversee the activities organised in its subsidiaries, organise new activities, provide financing to its subsidiaries and set goals and develop plans for reaching such goals for the Seawell Group as a whole.

(D)	The Company is in the process of obtaining a listing of its shares on the Oslo Stock Exchange.

(E)	It is the Company’s policy to outsource its administrative needs to other corporate entities, either owned or controlled by itself or by third parties.

(F)	The Company has incorporated the Manager for the purpose of organising the production and provision of administrative services generated within the Seawell Group and wishes to engage its services effective from 1 January 2011 (the “Effective Date”).

(G)	The Manager has confirmed its willingness to provide the services referred to herein on the terms set forth in the following.

NOW THEREFORE, the Parties have agreed as follows:

1.	APPOINTMENT

1.1	The Company hereby confirms the appointment of the Manager as responsible for the overall management of the assets, liabilities and activities of the Company and its non-operating subsidiaries on the terms and conditions set forth in the following, effective from the Effective Date.

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1.2	The responsibility defined in Clause 1.1 shall include the responsibility for the overall coordination and management of the Seawell Group. In so doing, the Manager shall, always in line with the directions provided by the board of directors of the Company (the “Board”), allocate available resources between the entities in the Seawell Group in the manner considered most efficient in reaching the goals set by the Board for the Seawell Group as a whole.

2.	THE COMPANY’S MANAGEMENT FUNCTIONS

2.1	Ultimate responsibility for the administration of the Company is vested in the Board.

The Board has decided that the Company shall have no employees and that all of its management requirements shall be obtained under contract with other entities, primarily entities in the Seawell Group.

The Board will, within the scope of written contracts with the providers of management services to the Company, delegate general authority to act on the Company’s behalf to such service providers and/or their sub-contractors and individuals employed by them.

The authority thus delegated shall never include the authority to act on issues which either are of a usual nature or major importance to the Company.

Further, the Board will, at all times, retain sole authority in relation to:

•	the definition of the scope of the Company’s activities;

•	the definition of the Company’s objectives; and

•	the approval of all strategic plans to achieve the objectives set.

3.	OFFICERS – SUPPLEMENTAL SERVICES

3.1	The Board consists of non-executive directors. No individual director will thus, whether as such or in any capacity as an officer of the Company, perform any executive functions.

3.2	The Board has appointed a secretary of the Company in accordance with Bermuda law (the “Secretary”). The Secretary shall have such authority and perform such services as are vested in such position under Bermuda corporate law.

3.3	The Company has retained the services of Frontline Management (Bermuda) Limited (“FrontMan”) to provide various administrative services relevant to corporate governance under the terms of a corporate administrative services agreement of even date herewith (the “Corporate Administrative Services Agreement”) of even date herewith.

The Manager hereby acknowledges receipt of a copy of the Corporate Administrative Services Agreement.

4.	SUBCONTRACTING

4.1	The Company acknowledges and accepts that the Manager will contract in the Services (as defined below) from other entities in the Seawell Group, notably:

•	Seawell Management AS

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•	Seawell Management (US) LLC

•	Seawell Management Ltd.

(collectively, the “Sub-Managers”) on terms set forth in individual sub-management agreements substantially in the form attached hereto as Exhibit A (the “Sub-Management Agreements”).

4.2	The Manager shall provide the Board with copies of all Sub-Management Agreements and shall always obtain the Board’s prior approval to the entering into of any further Sub-Management Agreements.

4.3	The Board hereby agrees to the delegation of any and all authority provided to the Manager hereunder by the Manager to the Sub-Managers and shall, upon request, provide specific authority to individuals employed in the Sub-Managers to act on the Company’s behalf.

5.	SUBSIDIARIES

5.1	The Company’s assets are, generally, held through wholly owned subsidiaries of the Company (the “Subsidiaries”).

5.2	The Manager will enter into separate management agreements substantially in the form attached hereto as Exhibit A with those of the Subsidiaries that, from time to time, are operating entities (the “Subsidiary Management Agreements”).

The Board shall, upon request, be provided with copies of any and all Subsidiary Management Agreements.

5.3	While the Manager, in providing services under the Subsidiary Management Agreements, always shall be responsible towards the board of directors of the relevant Subsidiary in relation to the management thereof, the Manager shall always endeavour to act in line with the priorities set by the Board for the activities of the Seawell Group as a whole.

5.4	The obligations of the Manager hereunder shall include providing those of the Services that are relevant to non-operating Subsidiaries.

5.5	The Manager and the Sub-Managers shall, upon the request of the Board, make their senior employees available as directors in the Subsidiaries.

6.	SERVICES

6.1	The Manager shall, throughout the term of this Agreement, make such services in relation to the management of the Company’s assets, liabilities and activities available to the Company as the Board from time to time may specify.

Without prejudice to the generality of the foregoing, the Manager shall always provide the following services to the Company:

6.1.1	Corporate Governance Services

(a)	The Manager shall assist FrontMan and the Secretary in preparing material for and convening the meetings of the Board and the follow-up and implementation of the resolutions passed by the Board from time to time.

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(b)	The Manager shall assist the Secretary in preparing material for and convening the meetings of the Company’s shareholders and the follow-up and implementation of the resolutions passed therein.

(c)	The Manager shall assist the Secretary in preparing and implementing all aspects of the Company’s employee share option plan from time to time.

(d)	The Manager shall assist FrontMan in relation to the operation of the Company’s shareholder register and any and all sub-registers thereof.

(e)	The Manager shall oversee the performance by FrontMan of its obligations under the Corporate Administrative Services Agreement, propose, whenever appropriate, changes in the terms thereof to the Board and negotiate any amendments thereto on the Board’s behalf.

6.1.2	Investor relations

(a)	The Manager shall assist the Board in all aspects relevant to investor relations, including, but not limited to:

•	distribution of annual and quarterly reports and such other information as the Board from time to time shall decide to the Company’s shareholders and others;

•	presentations of the Company to investors and financial analysts; and

•	communication with media and the public in general in respect of the Company’s performance.

(b)	The Manager shall provide the Company with such information and analysis as the Board shall require on the trading of the Company’s securities in those markets where they are regularly traded;

6.1.3	Budget – Reports

(a)	The Manager shall, based on main assumptions provided by the Board, prepare a budget for the Company’s and the Seawell Group’s activities in each year. Such budget shall be prepared in a form and with such supplementary material as the Board shall request and shall be submitted to the Board for approval no later than 15 December in the year preceding that to which it applies.

(b)	The Manager shall prepare quarterly reports on the financial and technical performance of the Company and such other reports as the Board may require from time to time. Such reports shall cover such subjects and shall be prepared in such detail as the Board shall reasonably require.

6.1.4	Accounting

(a)	The Manager shall be responsible for the Company’s accounting functions.

(b)	The Company’s accounting shall be based on US GAAP and such accounting principles as the Board from time to time shall have approved.

(c)	The Manager shall maintain all financial records and books of account of all transactions of the Company in accordance with applicable laws and proper accounting practice.

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(d)	The Manager shall be responsible for the Company’s quarterly and annual closing of accounts and shall prepare the quarterly and annual reports of the Company and submit the same to the Board within time limits from time to time set;

6.1.5	Auditing

(a)	The Manager shall assist the Company’s auditors in the continuous and annual audit of the Company’s accounts.

(b)	The Manager shall negotiate the terms subject to which the Company’s auditors shall provide their services and submit the same to the Board for approval;

6.1.6	Company Records

(a)	The Manager shall assist FrontMan in organising the safekeeping and professional filing of all original corporate documents pertaining to the Company, such archive being physically located at the Company’s head office in Bermuda.

(b)	The Manager shall establish and maintain an adequate and accessible archive either or both in electronic and physical form, over all documents relevant to the Company’s business at such locations as shall be accepted by the Board;

6.1.7	Stock Exchange

(a)	The Manager shall, in accordance with such instructions as the Board, from time to time shall provide, negotiate all agreements relevant to the listing of the Company’s securities on stock exchanges in such jurisdictions as the Board shall decide.

(b)	The Manager shall ensure compliance by the Company with all of its contractual and legal obligations in relation to such stock exchanges on which the Company’s securities from time to time are listed.

(c)	The Manager shall, in particular, ensure that all the Company’s obligations to inform stock exchanges of its activities and results are complied with and shall enter into such agreements or other arrangements as shall be required by relevant stock exchanges for this purpose.

(d)	The Manager shall develop and implement appropriate procedures in relation to the trading by its employees of securities issued by the Company ensuring that such procedures comply with applicable laws in relevant jurisdictions.

(e)	It is accepted by the Company that the Manager’s compliance with its obligations as set forth in (b) and (c) above is dependent upon the Manager being provided with all information necessary to do so by the Board;

6.1.8	Government Relations – Taxes

(a)	The Manager shall ensure compliance by the Company with all laws, regulations and provisions applicable to the Company (other than in Bermuda) and in such jurisdictions as the Company from time to time shall operate in.

(b)	The Manager shall ensure that any and all taxes due from the Company to any public authority are paid when due and that all tax return forms and similar filings are made by the Company in accordance with applicable laws.

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(c)	The Manager shall monitor the tax position of the Company and the Seawell Group as a whole and propose transactions and asset allocations to the Board with a view to minimising the overall tax exposure of the Seawell Group;

6.1.9	Finance

(a)	The Manager shall assist the Board in all matters relevant to the financing of the Company’s activities.

(b)	The Manager shall assist the Board in all matters related to the issue by the Company of shares and other securities and shall, in so doing, prepare all relevant documentation and negotiate terms with all required advisors.

(c)	The Manager shall, in accordance with specific instructions from the Board, assist the Board in relation to the issue and/or repurchase of the Company’s securities.

(d)	The Manager shall, within such general limits and pursuant to such authorities as the Board from time to time shall decide, obtain offers for loans and other financial credits, negotiate the same, and present final terms to the Board for approval. The Board may issue general authorisations to the Manager to conclude credit transactions on the Company’s behalf in which case all such transactions shall be immediately reported to the Board.

(e)	The Manager shall organise all payments of dividends or other distributions of equity to the Company’s shareholders.

(f)	The Manager shall ensure that all payments are made under such loan and financial credit agreements as the Company is party to from time to time on the due dates therefore and otherwise follow up on all reporting obligations etc. to relevant lenders.

(g)	The Manager shall continuously review the Company’s debt financing and seek to improve the terms of the same.

(h)	The Manager shall, within limits from time to time set out in a trading mandate and trading manual approved by the Board, be authorised to conclude currency transactions and interest rate fixtures, on the Company’s behalf.

(i)	The Manager shall follow up on the relationship between the Company and its financial creditors from time to time, including proper and timely issuance of compliance certificates and report to the Board on all material issues arising in this context without undue delay;

6.1.10	Treasury Functions

(a)	The Manager shall be authorised to operate the Company’s bank accounts in accordance with such principles as the Board from time to time shall approve. The Manager shall, when specifically authorised to do so by the Board, open bank accounts in the Company’s name and enter into account agreements and all such other contracts or agreements as shall be required by the banks and others for this purpose.

(b)	The Manager shall provide the Board with liquidity budgets and cash-flow reports pertaining to the Company and the Seawell Group in such form and at such intervals as the Board shall require.

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(c)	The Manager shall develop a cash management policy for the Company, which shall be presented to and approved by the Board, and continuously review the same. The Manager shall furthermore ensure that such policy is implemented in accordance with its terms.

(d)	The Manager shall be authorised to collect all amounts due from third parties to the Company on the Company’s behalf and shall be responsible for the establishment and follow-up of efficient procedures for the purpose of collecting any overdue amounts.

(e)	The Manager shall arrange for the Company to settle its debts to third parties as such fall due, always ensuring that amounts due as consideration for goods or services which do not meet required standards of quality or quantity are retained while pursuing a satisfactory solution to any dispute in relation thereto on the Company’s behalf.

(f)	The Manager shall settle all inter-company accounts between the Company and the Subsidiaries and affiliated companies in accordance with such agreements and other basis for payments as shall be in existence from time to time;

6.1.11	Operations

(a)	The Manager shall, subject to such instructions as the Board from time to time provide, be responsible for the day-to-day management of all assets and activities, joint venture interests and other investments owned, leased or managed by the Company.

(b)	The Manager shall, to the extent such activities have not been delegated to third parties, assist and supplement the Board in the marketing of the services of the Company.

(c)	The Manager shall develop company-wide standards for the technical operation of the assets controlled by the Seawell Group and a policy in this respect. Such policy document shall be submitted to the Board for approval and shall, thereafter, be reviewed regularly by the Manager with a view to improvements.

(d)	The Manager shall coordinate the activities of the Seawell Group as a whole, the marketing of its services and the following up of its customers;

6.1.12	Information Technology – Information Services

(a)	The Manager shall develop and maintain an electronic administrative system adapted to meet the overall needs of the Seawell Group for information services and ensure that this is accessible to the Company.

(b)	The Manager shall obtain all third party licenses required for the system referred to in (a) and ensure that no such license agreement is violated at any time.

6.1.13	Intellectual Property

(a)	The Manager shall develop and implement a policy focused at the development and protection of all intellectual property generated in the Seawell Group.

6.1.14	Insurances

(a)	The Manager shall prepare general guidelines for cover, insurers and terms for the insurance of the assets and activities of the Seawell Group and submit the same to the Board for approval. The Manager shall, thereafter, regularly review such guidelines and propose amendments or changes to the Board if and when considered relevant.

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6.1.15	Mergers and Acquisitions

(a)	The Manager shall, in accordance with specific instructions from the Board, assist the Company in all matters relevant to corporate mergers and/or acquisitions of other companies. Such assistance shall include, but shall not be limited to, arranging the financing of any acquisition, renegotiating existing financing and other contractual arrangement required by the acquisition/merger and the general completion of the transaction in question.

(b)	The Manager shall always report on its activities in matters related to mergers and acquisitions to the Board and keep the Board continuously updated on the progress of the same.

(c)	The Manager shall, in accordance with specific instructions from the Board, assist the Company in the sale of Subsidiaries, or assets held directly by the Company.

6.1.16	Subsidiaries

(a)	The Manager shall prepare general guidelines for the establishment of subsidiaries to the Company and ensure implementation thereof at all times thereafter.

(b)	The Manager shall ensure that Sub-Management Agreements are concluded with all operating Subsidiaries.

(c)	The Manager shall ensure that dormant Subsidiaries are liquidated whenever required;

6.1.17	Sale and Purchase of Assets

(a)	The Manager shall, in accordance with specific instructions from the Company, supervise the sale and purchase of assets on the Company’s behalf, including the completion of such transactions.

(b)	In respect of any sale or purchase of an asset, the Manager shall provide assistance which shall include, but shall not be limited to, arranging the financing in the case of a purchase and, if necessary, renegotiating existing financing, and in the case of a sale or purchase arranging other contractual arrangements required by the transaction and the general completion of the transaction in question.

(c)	The Manager shall assist the Board in monitoring the market for the sale and purchase of relevant assets and provide the Company with recommendations in this respect.

6.1.18	Business Development

(a)	The Manager shall, in accordance with the priorities set by the Board from time to time, seek to develop the Company’s and the Seawell Group’s business by identifying new products, services and/or markets and develop those of these already existing.

(b)	The Manager shall regularly report to the Board on its business development activities.

6.1.19	Human Resources – Employee Benefits

(a)	The Manager shall be overall responsible for the Seawell Group’s human resources and shall ensure that adequate policies in this respect are put in place.

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(b)	The Manager shall be responsible for the preparation of proposals for all bonus and incentive schemes etc. applicable to the employees in the Seawell Group for the Board to consider and approve.

6.1.20	General Purchasing Authority

(a)	The Manager shall be generally authorised to conclude purchases of goods and services on the Company’s behalf within such limits as are set forth in each year’s budget.

(b)	The Manager shall always consult with the Company prior to concluding the purchase of goods or services if the purchase of such goods or services may be considered to be outside the ordinary course of the Company’s business.

(c)	The Manager shall extend the benefit of any purchasing agreements and arrangements it has to the Company.

6.1.21	Accidents – Contingency Plans

(a)	The Manager shall assist the Company in handling all accidents involving assets or personnel owned or employed by the Seawell Group and shall, in such cases, liaise with the Board in accordance with such instructions as the same shall provide from time to time. In particular, the Manager shall establish a crisis management procedure which shall be submitted to the Board for approval and which, thereafter, shall be updated whenever necessary.

6.1.22	Legal Advice

(a)	The Manager shall provide the Board with such legal advice as the Board, from time to time, shall require, whether through employees in the Sub-Managers or from external advisors.

6.1.23	Disputes

(a)	The Manager shall defend, intervene in, settle, compromise or abandon any and all legal proceedings by or against the Company, on the Company’s behalf and follow up the same in accordance with such instructions as shall be provided to the Manager in this respect by the Board.

(b)	The Manager shall have authority to settle legal proceedings within such limits as the Board from time to time shall decide.

(c)	The Manager shall be authorised to initiate formal proceedings on behalf of the Company before arbitration panels within such limits as the Board from time to time shall decide.

The services specified in this clause 6.1 shall hereinafter be referred to as the “Services”.

7.	REPORTING

7.1	In performing the Services, the Manager shall always report to the Board.

Absent any designation by the Board of another individual to whom such reporting shall be made, the recipient shall be the chairman of the Board.

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7.2	The Manager may conduct such reporting as the Board shall require through individuals employed in the Sub-Managers.

8.	GENERAL CONDITIONS

8.1	In providing the Services, the Manager shall always act within such general limits and pursuant to such authority and instructions as the Board from time to time shall decide.

8.2	The Manager shall, in performing its duties hereunder, effectively and faithfully serve the Company. In exercising the powers and authorities hereby conferred on it, the Manager shall:

(a)	always use its best endeavours to protect and promote the Company’s interests;

(b)	observe all applicable laws and regulations relevant to the Company’s activities; and

(c)	always act in accordance with good and professional management practice.

8.3	The Manager shall be entitled to provide management services to other companies (the Subsidiaries included) or entities, provided that the provision of such services is not deemed detrimental to the interests of the Company.

Such entities can either be other companies or groups of companies under the ultimate control of the Company, related parties, or genuine third party entities.

In the event the Board does deem the provision of such services to a third party to be detrimental to its interests, then it can demand that the Manager terminates the provisions of such services at the earliest opportunity.

8.4	The Manager shall not afford preference to any asset or company under its management but shall, so far as practicable, ensure a fair distribution of service to all its customers from time to time.

The Manager shall, in the performance of the Services, be entitled to have regard to its overall responsibility in relation to all matters as may from time to time be entrusted to its management and in particular, but without prejudice to the generality of the foregoing, be entitled to allocate available supplies, manpower and services between its management assignments in such manner as in the prevailing circumstances the Manager considers to be fair and reasonable.

8.5	All discounts, commissions and other benefits received by the Manager and/or its employees from third parties as a consequence of the provision of the Services shall be disclosed to the Board and, unless otherwise agreed, placed at the Company’s disposal.

8.6	The Company shall, at all times, be allowed full access to the accounts and records of the Manager which are relevant to the performance of its obligations vis-à-vis the Company hereunder.

Such access shall be granted to the Board and such other persons as shall be specifically authorised by the Board. Representatives of the Company’s auditor shall, in relation to the audit of the Company’s accounts, always be considered authorised.

8.7	The Manager shall, upon request, provide the Board with copies of all documents relevant to the Company in its possession and otherwise compile such facts and records on the basis of such documents as shall, from time to time, be requested by the Board.

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8.8	The Manager shall ensure that the principles set forth in this Clause 8 shall be incorporated in all Sub-Management Agreements.

9.	EMPLOYEE BONUS PAYMENT SCHEME – INCENTIVE PLANS

9.1	The Board acknowledges that a performance based bonus scheme will be established for the management group of the Manager and the Sub-Managers. The objective of the bonus scheme is to reward exceptional performance of the obligations covered by this Agreement.

9.2	The Board shall approve of the bonus scheme and any subsequent changes thereto.

This right to benefit from the bonus scheme shall be reflected in the employment terms of the individuals to be covered thereby.

9.3	The Board shall, each year determine the performance targets for the Manager and the Sub-Managers related to the bonus scheme, including performance criteria for each individual covered by the scheme. The performance targets and criteria under the bonus scheme shall reflect exceptional performance.

9.4	The Company shall, each year, pay the amount to be paid under the bonus scheme to the Manager as an integrated part of the Management Fee (as defined below) together with such taxes as shall be payable by the Manager or, as the case may be, the Sub-Managers as a consequence thereof shortly after the annual accounts of the Company have been settled and the annual result has been published. The Manager shall thereafter immediately initiate payment to each individual.

9.5	The Company’s decisions related to the bonus scheme shall be taken after consultations between the chairman of the Board and the Manager. Such consultations shall take place shortly after the Company’s budget for the coming year has been approved by the Board. The decisions shall, if appropriate, be documented in writing.

9.6	The Manager further acknowledges that the Board has approved long term incentive plans based on options to subscribe for shares (and similar grants) to the employees in the Seawell Group. Such benefits will be provided directly by the Board to eligible employees subject to recommendations from the Manager.

The Company shall, as part of the Management Fee (cfr. below), compensate the Manager for any extra costs incurred (such as taxes and/or social security contributions) as a consequence of such grants.

10.	FUNDING AND COMPENSATION

10.1	The Company undertakes to provide the Manager with sufficient funding for providing the Services and the performance of its duties hereunder, such funding to be provided as an intra-group loan.

10.2	The Manager shall receive a fee as compensation for the provision of the Services based on actual costs each year (the “Management Fee”). The Management Fee shall be payable by the Company upon request from the Manager and shall be settled by way of set-off against the intra-group loan referred to in Clause 10.1.

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11.	AUTHORITY

11.1	The Manager is authorised and (subject to Bermudan law and their compliance with the provisions hereof) obligates the Company by its signature in all transactions connected with the day-to-day operation of the Company’s activities.

All matters of an irregular nature or special importance, and all matters which, according to the Company’s by-laws, applicable Bermudan law and/or this Agreement, require a decision by the Board, shall be submitted to the Board and shall not be acted upon by the Manager without the prior written consent of the Board having been obtained.

11.2	The Company hereby ratifies, confirms and undertakes, at all times, to allow, ratify and confirm all actions the Manager shall lawfully take or cause to be taken in the bona fide performance of its duties hereunder.

12.	INDEMNITY

12.1	The Manager shall be under no responsibility or liability for any loss or damage, whether as a loss of profits or otherwise, to the Company arising out of any act or omission involving any error of judgment or any negligence on the part of the Manager, the Sub-Manager or any of their respective employees in connection with the performance of its duties under this Agreement, unless the acts or omissions leading to a loss or damage are caused by gross negligence or wilful misconduct on the part of the Manager, the Sub-Managers or their respective employees.

The Manager shall not, under any circumstance, be liable to compensate the Company for any loss in excess of the Management Fee in the preceding year.

12.2	The Company agrees to indemnify and keep the Manager, the Sub-Managers and their respective employees, indemnified against any and all liabilities, costs, claims, demands, proceedings, charges, actions, suits or expenses of whatsoever kind or character that may be incurred or suffered by any of them howsoever arising (other than by reason of fraud or dishonesty on their part) in connection with the provisions of the Services or the performance of its duties hereunder.

12.3	The Manager or any Sub-Manager shall not be required to take any legal action on behalf of the Company or the Board unless being fully indemnified (to its reasonable satisfaction) for all costs and liabilities likely to be incurred or suffered by it as a consequence thereof.

If the Company requires the Manager or any Sub-Manager to take any action which, in the opinion of the Manager, might make the Manager or any Sub-Manager liable for the payment of any money or liable in any other way, the Manager or any Sub-Manager shall be kept indemnified by the Company in an amount and form satisfactory to it as a prerequisite to take such action.

12.4	The indemnities provided by the Company hereunder shall cover all reasonable costs and expenses payable by the Manager or any Sub-Manager in connection with any claims.

12.5	To the extent the Manager is entitled to claim and indemnity in respect of amounts paid or discharged by the Manager pursuant to this Agreement, these indemnities shall take effect as an obligation of the Company to reimburse the Manager for making such payment or effectuate such discharge.

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12.6	The indemnification provided by this Clause 12 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, the by-laws of the Company or otherwise, and shall continue after the termination of this Agreement.

12.7	To the extent the Board chooses to take out Directors & Officers insurance, the Board undertakes to ensure that the Manager and the Sub-Managers are included as co-insured in all such insurance policies.

13.	CONFIDENTIALITY

13.1	All Confidential Information furnished to the Manager or any of its employees, directors or Sub-Managers pursuant to this Agreement shall be and remain the property of the Company, and shall be kept confidential by the Manager and the Sub-Managers.

(a)	For the purpose of this clause “Confidential Information” shall mean information relating to the business of the Company, all know-how of which the Manager and the Sub-Managers become aware of or generates in the course of or in connection with the performance of its obligations hereunder.

(b)	The provisions of this Clause 13.1 shall not apply to Confidential Information which is:

(i)	required to be disclosed by law or court order; or

(ii)	becomes public knowledge otherwise than as a result of the conduct of the Manager or a Sub-Manager.

13.2	The Manager shall, if so required by any of the stock exchanges on which the Company’s securities are listed, ensure that each of its employees and the employees of the Sub-Managers having access to Confidential Information shall execute a specific confidentiality undertaking.

14.	TERMINATION FOR CONVENIENCE

14.1	Each of the Parties may terminate this Agreement following 12 months’ prior written notice to the other Party.

14.2	Termination shall be without prejudice to any rights or liabilities of either Party hereto arising prior to or in respect of any act or omission occurring prior to termination.

14.3	In the event of termination, the Management Fee shall be pro-rated to the date of termination (after taking into account such additional amounts, if any, as the time spent and the responsibility undertaken by the Manager during the relevant period immediately prior to termination justify).

In addition to the pro-rated Management Fee, the Company undertakes to ensure that the Manager have sufficient resources to pay any termination benefits due to any Sub-Managers whose Sub-Management Agreement is terminated as a result of the termination of this Agreement.

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14.4	In the event of termination of the Agreement, the Manager shall procure that all such acts are done as may be necessary to give effect to such termination and the Company shall secure and the Manager, subject to payment of all amounts due to it hereunder, shall co-operate in the appointment of a substitute manager as circumstances may require.

14.5	Upon the termination of this Agreement, the Manager shall hand over to the Company all books of account, correspondence and records relating to the affairs of the Company which are the property of the Company and which are in its or its sub-contractors’ possession.

15.	TERMINATION DUE TO DEFAULT

15.1	If the Manager shall, by any act or omission, be in breach of any material obligation under this Agreement and such breach shall continue for a period of fourteen (14) days after written notice thereof has been given by the Board to the Manager, the Company shall have the right to terminate this Agreement with immediate effect by notice to the Manager.

The right to terminate this Agreement shall be in addition to and without prejudice to any other rights which the Company may have against the Manager hereunder.

15.2	Either Party may forthwith by notice in writing terminate this Agreement if an order be made or a resolution be passed for the winding up of the other Party or if a receiver be appointed of the business or property of the other, or if the other shall cease to carry on business or make special arrangement or composition with its creditors or if any event analogous with any of the foregoing occurs under any applicable law.

16.	FORCE MAJEURE

The Manager shall be under no liability of any kind or nature whatsoever in the event of a failure to perform any of the Services if such failure is directly or indirectly caused by war, war-like activities, government order, riot, civil commotion, strike or lock-out or similar actions, or Act of God or peril of the sea or any other similar cause beyond the Manager’s control.

17.	NOTICES

17.1	All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by mail or fax or delivered by hand at the following addresses:

If to the Company:

Seawell Limited
Postal address: Par-la-Ville Place
4th Floor, 14 Par-la-Ville Road
Hamilton HMGX
Bermuda
Fax:	+ 1 441 205 3404
Telephone:	+ 1 441 295 6935
Att.:	Managing Director

16

If to the Manager:

Seawell Management (Bermuda) Limited
c/o Seawell Management AS
Postal address: P.O. Box 338 4002 Stavanger,
Norway
Fax:	+ 47 51 30 99 01
Telephone:	+ 47 51 30 99 00
Att.:	Managing Director

or such other address as either Party may designate to the other Party in writing.

18.	MISCELLANEOUS

18.1	Neither of the Parties shall be entitled to assign its rights and/or obligations under this Agreement unless the prior written consents of the other Party hereto have been obtained. This principle shall not apply to the subcontracting by the Manager of the provision of parts of the Services hereunder to the Sub-Managers.

18.2	Nothing in this Agreement shall be deemed to constitute a partnership between the Parties.

18.3	No term of this Agreement is enforceable by a person who is not a party to it.

18.4	This Agreement shall not be amended, supplemented or modified save by written agreement signed by or on behalf of the Parties.

19.	GOVERNING LAW AND ARBITRATION

19.1	This Agreement shall be governed by Bermudian law.

19.2	Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the provisions of the Bermuda Arbitration Act.

For and on behalf of SEAWELL LIMITED	For and on behalf of SEAWELL MANAGEMENT (BERMUDA) LIMITED

17

EXHIBIT A

MANAGEMENT AGREEMENT

between

SEAWELL MANAGEMENT (BERMUDA) LTD.

and

SEAWELL

Form of Sub-Management / Subsidiary Management / Local Management Agreements

THIS MANAGEMENT AGREEMENT (the “Agreement”) is made on the [    ]th day of [            ] 201[    ] by and between:

(1)	SEAWELL MANAGEMENT (BERMUDA) LTD. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM GX, Bermuda (the “Manager”)

and

(2)	SEAWELL (the “Submanager”)

(hereinafter collectively referred to as the “Parties” or, separately, as a “Party”.)

WHEREAS :

(A)	Both Parties are subsidiaries of Seawell Limited.

(B)	The Manager has, pursuant to the terms of a general management agreement of even date herewith between Seawell Limited and itself (the “General Management Agreement”), undertaken to provide Seawell Limited and its non-operating subsidiaries (collectively, “Seawell”) with all such management services as they, from time to time, shall require in order to conduct their activities.

(C)	The Manager has, on the date hereof, also entered into a number of management agreements with Seawell Limited’s operating subsidiaries (the “Subsidiary Management Agreements”) pursuant to which the Manager has undertaken to provide these subsidiaries (the “Operating Subsidiaries”) with such management services as are set out therein.

(D)	The Submanager has, on the date hereof, entered into a number of management agreements with Operating Subsidiaries located in [ ] (the “Local Management Agreements”) setting forth the terms upon which the Submanager will provide certain administrative services directly to these, supplementing those services that are provided to them by the Manager under the relevant Subsidiary Management Agreements.

(E)	The General Management Agreement and the Subsidiary Management Agreements (the “Management Agreements”) allow the Manager to sub-contract the services to be provided thereunder to, inter alia, the Submanager.

(F)	The Parties have, in light of the Manager’s rights as set out in (E), agreed that the Manager shall retain the services of the Submanager as a sub-contractor of those services which are specified herein for the purpose of complying with its obligations to provide the same to Seawell and the Operating Subsidiaries (collectively, the “Seawell Group”) under the Management Agreements, it being understood and agreed that services provided by the Submanager to Operating Subsidiaries in [ ] always will be provided within the scope of the Local Management Agreements.

(G)	Seawell has, on the date hereof, entered into a corporate administrative services agreement (the “Corporate Administrative Agreement”) with Frontline Management (Bermuda) Limited (“FrontMan”) pursuant to which FrontMan will provide Seawell with certain services related to corporate secretarial work.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

NOW THEREFORE, the Parties have agreed as follows:

1.	ENGAGEMENT – EFFECTIVE DATE

1.1	The Manager hereby engages the Submanager for the purpose of, on its behalf, providing the Services (as defined below) to the Seawell Group within the scope of the Management Agreements with effect from [ ] (the “Effective Date”) provided always that the services provided by the Submanager to Operating Subsidiaries located in [ ] will be provided directly by the Submanager to these entities on the terms of the Local Management Agreements.

1.2	The Submanager hereby accepts the engagement, confirms receipt of copies of the Management Agreements and the Corporate Administrative Agreement and acknowledges that it has familiarized itself with their terms.

2.	THE SEAWELL GROUP’S MANAGEMENT FUNCTIONS

2.1	Ultimate responsibility for the administration of Seawell and the Seawell Group lies with the board of directors of Seawell Limited (the “Board”).

The Board will, at all times, retain sole authority in relation to:

•	the definition of the scope of Seawell Limited and the Seawell Group’s activities;

•	the definition of Seawell Limited and the Seawell Group’s objectives; and

•	the approval of all strategic plans to achieve the objectives set.

The board of directors of each Operating Subsidiary is formally responsible for the administration thereof but answers to the Board as the representative of its sole shareholder.

2.2	The Manager has, on the date hereof, entered into a management agreement with Seawell [ ] (another subsidiary of Seawell Limited) which will provide the Manager with certain services which will supplement those provided by the Submanager hereunder (the “[ ] Subcontract”).

The [            ] Subcontract and this Agreement (hereinafter jointly referred to as the “Subcontracts”) may be supplemented by the Manager with other management agreements with subsidiaries generating group-wide administrative services or third party service providers.

2.3	The Manager is overall responsible for the provision of the services to be delivered to the Seawell Group under the Management Agreements.

The Submanager shall be obligated to keep the Manager informed of the services provided by it to the Operating Subsidiaries located in [            ] pursuant to the Local Management Agreements so as to ensure that all of the Seawell Group-wide services provided by the Submanager are adequately coordinated.

The Submanager shall, unless otherwise directed by the Manager, report to the Board in all matters relevant to the Services (as defined below).

The Submanager will, however, be liable to the Manager, not Seawell or any Operating Subsidiary, for the performance of its obligations hereunder.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

2.4	The Board may, based on a recommendation from the Manager, designate personnel employed by the Submanager, Seawell [ ] or any future subcontractor (collectively, the “Subcontractors”) to perform duties within the scope of the General Management Agreement which normally are attributed to senior executives in a company of Seawell Limited’s type. In so doing the Board may request that such individuals report directly to the Board.

Such individuals as may be designated as overall responsible for the day-to-day management of Seawell Limited shall have the responsibility of coordinating all services provided to Seawell under the General Management Agreement.

The authority thus delegated shall never include the authority to act on issues which either are of a usual nature or major importance to Seawell Limited.

3.	SERVICES

3.1	The Submanager shall provide the following services to Seawell and the Operating Subsidiaries on the Manager’s behalf:

3.1.1	Corporate Governance Services

(a)	The Submanager shall assist FrontMan in preparing material for and convening the meetings of the Board and the follow-up and implementation of the resolutions passed by the Board from time to time.

(b)	The Submanager shall assist FrontMan in preparing material for and convening the meetings of Seawell Limited’s shareholders and the follow-up and implementation of the resolutions passed therein.

(c)	The Submanager shall assist FrontMan in preparing and implementing all aspects of Seawell Limited’s long term incentive plans from time to time.

(d)	The Submanager shall assist FrontMan in relation to the operation of Seawell Limited’s shareholder register and any and all sub-registers thereof.

(e)	The Submanager shall oversee the performance by FrontMan of its obligations under the Corporate Administrative Agreement, propose, whenever appropriate, changes in the terms thereof to the Board and negotiate any amendments thereto on the Board’s behalf.

(f)	The services to be provided to Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.2	Investor relations

(a)	The Submanager shall assist the Board in all aspects relevant to investor relations, including, but not limited to:

•	distribution of Seawell Limited’s annual and quarterly reports and such other information as the Board from time to time shall decide to distribute to Seawell Limited’s shareholders and others;

•	presentations of the Seawell Group to investors and financial analysts; and

Form of Sub-Management / Subsidiary Management / Local Management Agreements

•	communication with media and the public in general in respect of the Seawell Group’s performance.

(b)	The Submanager shall provide the Board with such information and analysis as the Board shall require on the trading of Seawell Limited’s securities in those markets where they are regularly traded;

3.1.3	Budget – Reports

(a)	The Submanager shall, based on main assumptions provided by the Board, prepare a budget for the Seawell Group’s activities in each year. Such budget shall be prepared in a form and with such supplementary material as the Board shall request and shall be submitted to the Board for approval no later than 15 December in the year preceding that to which it applies.

(b)	The Submanager shall prepare quarterly reports on the financial and technical performance of the Seawell Group and such other reports as the Board may require from time to time. Such reports shall cover such subjects and shall be prepared in such detail as the Board shall reasonably require.

3.1.4	Accounting

(a)	The Submanager shall be responsible for Seawell’s accounting functions.

(b)	Seawell’s accounting shall be based on US GAAP and such accounting principles as the Board from time to time shall have approved.

(c)	The Submanager shall ensure that all financial records and books of account of all transactions of Seawell are maintained in accordance with applicable laws and proper accounting practice.

(d)	The Submanager shall be responsible for Seawell Limited’s quarterly and annual closing of accounts and shall prepare the quarterly and annual reports of Seawell Limited and submit the same to the Board within time limits from time to time set.

(e)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.5	Auditing

(a)	The Submanager shall assist the auditors of Seawell in the continuous and annual audit of the Seawell’s accounts.

(b)	The Submanager shall negotiate the terms subject to which Seawell’s auditors shall provide their services and submit the same to the Board for approval.

(c)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.6	Company Records

(a)	The Submanager shall assist FrontMan in organising the safekeeping and professional filing of all original corporate documents pertaining to Seawell, such archive being physically located at Seawell’s head office in Bermuda.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

(b)	The Submanager shall establish and maintain an adequate and accessible archive either or both in electronic and physical form, over all documents relevant to the Seawell Group’s business at such locations as shall be accepted by the Board;

(c)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.7	Stock Exchange Matters

(a)	The Submanager shall, in accordance with such instructions as the Board from time to time shall provide, negotiate all agreements relevant to the listing of Seawell Limited’s securities on stock exchanges in such jurisdictions as the Board shall decide.

(b)	The Submanager shall ensure compliance by Seawell Limited with all of its contractual and legal obligations in relation to such stock exchanges on which Seawell Limited’s securities from time to time are listed.

(c)	The Submanager shall, in particular, ensure that all Seawell Limited’s obligations to inform stock exchanges of its activities and results are complied with and shall enter into such agreements or other arrangements as shall be required by relevant stock exchanges for this purpose.

(d)	The Submanager shall develop and implement appropriate procedures in relation to the trading by its employees of securities issued by Seawell Limited ensuring that such procedures comply with applicable laws in relevant jurisdictions.

(e)	It is accepted by the Manager that the Submanager’s compliance with its obligations as set forth in (b) and (c) above is dependent upon the Submanager being provided with all information necessary to do so by the Board;

3.1.8	Government Relations – Taxes

(a)	The Submanager shall ensure compliance by Seawell with all laws, regulations and provisions applicable to it (other than in Bermuda) in such jurisdictions as Seawell, from time to time, shall operate in.

(b)	The Submanager shall ensure that any and all taxes due from Seawell to any public authority are paid when due and that all tax return forms and similar filings are made by Seawell in accordance with applicable laws.

(c)	The Submanager shall monitor the tax position of Seawell and the Seawell Group as a whole and propose transactions and asset allocations to the Board with a view to minimising the overall tax exposure of the Seawell Group.

(d)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.9	Financing

(a)	The Submanager shall assist the Board in all matters relevant to the financing of Seawell’s activities.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

(b)	The Submanager shall assist the Board in all matters related to the issue by Seawell of shares and other securities and shall, in so doing, prepare all relevant documentation and negotiate terms with all required advisors.

(c)	The Submanager shall, in accordance with specific instructions from the Board, assist the Board in relation to the issue and/or repurchase of Seawell’s securities.

(d)	The Submanager shall, within such general limits and pursuant to such authorities as the Board from time to time shall decide, obtain offers for loans and other financial credits, negotiate the same, and present final terms to the Board for approval. The Board may issue general authorisations to the Submanager to conclude credit transactions on Seawell’s behalf in which case all such transactions shall be immediately reported to the Board.

(e)	The Submanager shall organise all payments of dividends or other distributions of equity to Seawell’s shareholders.

(f)	The Submanager shall ensure that all payments are made under such loan and financial credit agreements as Seawell is party to from time to time on the due dates therefore and otherwise follow up on all reporting obligations etc. to relevant lenders.

(g)	The Submanager shall continuously review Seawell’s debt financing and seek to improve the terms of the same.

(h)	The Submanager shall, within limits from time to time set out in a trading mandate and trading manual approved by the Board, be authorised to conclude currency transactions and interest rate fixtures, on Seawell’s behalf.

(i)	The Submanager shall follow up on the relationship between Seawell and its financial creditors from time to time, including proper and timely issuance of compliance certificates and report to the Board on all material issues arising in this context without undue delay.

(j)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.10	Treasury Functions

(a)	The Submanager shall be authorised to operate Seawell’s bank accounts in accordance with such principles as the Board from time to time shall approve. The Submanager shall, when specifically authorised to do so by the Board, open bank accounts in Seawell’s name and enter into account agreements and all such other contracts or agreements as shall be required by the banks and others for this purpose.

(b)	The Submanager shall provide the Board with liquidity budgets and cash-flow reports pertaining to Seawell and the Seawell Group in such form and at such intervals as the Board shall require.

(c)

The Submanager shall develop a cash management policy for the Seawell Group, which shall be presented to and approved by the Board, and continuously review the same. The Submanager shall furthermore ensure that such policy is implemented in accordance with its terms.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

(d)	The Submanager shall be authorised to collect all amounts due from third parties to Seawell on Seawell’s behalf and shall be responsible for the establishment and follow-up of efficient procedures for the purpose of collecting any overdue amounts.

(e)	The Submanager shall arrange for Seawell to settle its debts to third parties as such fall due, always ensuring that amounts due as consideration for goods or services which do not meet required standards of quality or quantity are retained while pursuing a satisfactory solution to any dispute in relation thereto on Seawell’s behalf.

(f)	The Submanager shall settle all inter-company accounts between Seawell and its Subsidiaries and affiliated companies in accordance with such agreements and other basis for payments as shall be in existence from time to time.

(g)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.11	Operations

(a)	The Submanager shall, subject to such instructions as the Board from time to time provide, be responsible for the day-to-day management of all assets and activities, joint venture interests and other investments owned, leased or managed by Seawell.

(b)	The Submanager shall, to the extent such activities have not been delegated to third parties, assist and supplement the Board in the marketing of the services of the Seawell Group.

(c)	The Submanager shall develop company-wide standards for the technical operation of the assets controlled by the Seawell Group and a policy in this respect. Such policy document shall be submitted to the Board for approval and shall, thereafter, be reviewed regularly by the Submanager with a view to improvements.

(d)	The Submanager shall coordinate the operating activities of the Seawell Group as a whole, the marketing of its services and the following up of its customers.

(e)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.12	Information Technology – Information Services

(a)	The Submanager shall develop and maintain an electronic administrative system adapted to meet the overall needs of the Seawell Group for information services and ensure that this is accessible to all entities in the Seawell Group.

(b)	The Submanager shall obtain all third party licenses required for the system referred to in (a) and ensure that no such license agreement is violated at any time.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

3.1.13	Intellectual Property

(a)	The Submanager shall develop and implement a policy focused at the development and protection of all intellectual property generated in the Seawell Group.

3.1.14	Insurances

(a)	The Submanager shall prepare general guidelines for cover, insurers and terms for the insurance of the assets and activities of Seawell and submit the same to the Board for approval. The Submanager shall, thereafter, regularly review such guidelines and propose amendments or changes to the Board if and when considered relevant.

(b)	The services to be provided by Seawell Limited hereunder shall, when relevant, also be extended to the Operating Subsidiaries.

3.1.15	Mergers and Acquisitions

(a)	The Submanager shall, in accordance with specific instructions from the Board, assist Seawell Limited in all matters relevant to corporate mergers and/or acquisitions of other companies. Such assistance shall include, but shall not be limited to, arranging the financing of any acquisition, renegotiating existing financing and other contractual arrangement required by the acquisition/merger and the general completion of the transaction in question.

(b)	The Submanager shall always report on its activities in matters related to mergers and acquisitions to the Board and keep the Board continuously updated on the progress of the same.

(c)	The Submanager shall, in accordance with specific instructions from the Board, assist Seawell in the sale of subsidiaries or assets.

(d)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.16	Subsidiaries

(a)	The Submanager shall prepare general guidelines for the establishment of subsidiaries of Seawell Limited and ensure implementation thereof at all times thereafter.

(b)	The Submanager shall ensure that Subsidiary Management Agreements are concluded with all Operating Subsidiaries.

(c)	The Submanager shall ensure that non operating subsidiaries are liquidated whenever required;

3.1.17	Sale and Purchase of Assets

(a)	The Submanager shall, in accordance with specific instructions from the Board, supervise the sale and purchase of assets on Seawell’s behalf, including the completion of such transactions.

(b)

In respect of any sale or purchase of an asset, the Submanager shall provide assistance which shall include, but shall not be limited to, arranging the financing in the case of a purchase and, if necessary,

Form of Sub-Management / Subsidiary Management / Local Management Agreements

renegotiating existing financing, and in the case of a sale or purchase arranging other contractual arrangements required by the transaction and the general completion of the transaction in question.

(c)	The Submanager shall assist the Board in monitoring the market for the sale and purchase of relevant assets and provide the Board with recommendations in this respect.

(d)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.18	Business Development

(a)	The Submanager shall, in accordance with the priorities set by the Board from time to time, seek to develop Seawell’s and the Seawell Group’s business by identifying new products, services and/or markets and develop those of these already existing.

(b)	The Submanager shall regularly report to the Board on its business development activities.

3.1.19	Human Resources – Employee Benefits

(a)	The Submanager shall be overall responsible for the Seawell Group’s human resources and shall ensure that adequate policies in this respect are put in place.
(b)	The Submanager shall be responsible for the preparation of proposals for all incentive and bonus schemes etc. applicable to the employees in the Seawell Group for the Board to consider and approve.
(c)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.20	General Purchasing Authority

(a)	The Submanager shall be generally authorised to conclude purchases of goods and services on Seawell’s behalf within such limits as are set forth in each year’s budget.

(b)	The Submanager shall always consult with the Board prior to concluding the purchase of goods or services if the purchase of such goods or services may be considered to be outside the ordinary course of Seawell’s business.

(c)	The Submanager shall extend the benefit of any purchasing agreements and arrangements it has to Seawell.

(d)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.21	Accidents – Contingency Plans

(a)

The Submanager shall assist the Board in handling all accidents involving assets or personnel owned or employed by the Seawell Group and shall, in such cases, liaise with the Board in accordance with such instructions as the same shall provide from time to time. In particular, the Submanager shall establish a crisis management procedure which shall be submitted to the Board for approval and which, thereafter, shall be updated whenever necessary.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

3.1.22	Legal Advice

(a)	The Submanager shall provide the Board with such legal advice as the Board, from time to time, shall require, whether through its own employees or from external advisors.

(b)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

3.1.23	Disputes

(a)	The Submanager shall defend, intervene in, settle, compromise or abandon any and all legal proceedings by or against Seawell, on Seawell’s behalf and follow up the same in accordance with such instructions as shall be provided to the Submanager in this respect by the Board.

(b)	The Submanager shall have authority to settle legal proceedings within such limits as the Board from time to time shall decide.

(c)	The Submanager shall be authorised to initiate formal proceedings on behalf of Seawell before arbitration panels within such limits as the Board from time to time shall decide.

(d)	The services to be provided by Seawell Limited hereunder shall, where relevant, also be extended to the Operating Subsidiaries.

It is understood and agreed that the above is an outline of the services the Manager will require but that the responsibility for the provision of some of these may be shared with or provided in full by other Subcontractors from time to time and, further, that the Manager can request that the Submanager supplements these services with other administrative services as shall be required by the Seawell Group.

The services specified in this clause 3 shall hereinafter be referred to as the “Services”.

3.2	In providing the Services to Seawell and the Operating Subsidiaries on the Manager’s behalf as described above, the Submanager shall act on behalf of the Manager and always seek to observe the limitations on the Manager’s authority set forth in the Management Agreements.

Where the description of the Services imply a direct communication between the Submanager and the Board, the Manager undertakes to ensure that it, in the Management Agreements, has the authority to extend such authority to the Submanager.

3.3	The Submanager undertakes to keep the Manager and such individuals employed in other Subcontractors as shall have been given group-wide responsibilities informed about its activities on behalf of Seawell and the Operating Subsidiaries.

4.	GENERAL CONDITIONS

4.1	The Submanager shall, in performing its duties hereunder, effectively and faithfully serve the Manager and, indirectly, all of the entities in the Seawell

Form of Sub-Management / Subsidiary Management / Local Management Agreements

Group. In exercising the powers and authorities hereby conferred on it, the Submanager shall:

(a)	always use its best endeavours to protect and promote the Seawell Group’s interests;

(b)	observe all applicable laws and regulations relevant to the activities of the Seawell Group;

and

(c)	always act in accordance with good and professional management practice.

4.2	All discounts, commissions and other benefits received by the Submanager and/or its employees from third parties as a consequence of the provision of the Services shall be disclosed to the Manager and, unless otherwise agreed, placed at Seawell’s or, as the case may be, the relevant Operating Subsidiary’s disposal.

4.3	The Manager, Seawell and the Operating Subsidiaries shall, at all times, be allowed full access to the accounts and records of the Submanager which are relevant to the performance of the Services.

Representatives of Seawell Limited’s auditors shall, in relation to the audit of the Seawell Group’s accounts, always be considered authorised.

4.4	The Submanager shall, upon request, provide the Manager or, if so directed by the Manager, the Board or the board of an Operating Subsidiary with copies of all documents relevant to the Seawell Group in its possession and otherwise compile such facts and records on the basis of such documents as shall, from time to time be requested by the Manager.

5.	MANAGEMENT FEE – REIMBURSEMENT OF COSTS

5.1	The Manager shall pay an annual fee (the “Management Fee”) to the Submanager as compensation for the Submanager’s provision of the Services.

5.2	Cost base for the Management Fee

For the purpose of this Agreement, the term “Operational Costs” shall be defined as all operational costs incurred by the Submanager in rendering the Services, including:

(a)	wage costs, pension costs and other costs attributable to the employees engaged in performing the Services;

(b)	expenses for materials and supplies consumed in rendering the Services;

(c)	office expenses;

(d)	depreciations of fixed assets; and

all other direct and indirect operational expenses attributable to the rendering of the Services.

The Operational Costs shall not include costs attributable to the rendering of services to other customers (the Operating Subsidiaries located in [                    ]) than the Manager.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

The Operational Costs shall exclude non-operational costs, including:

a.	financial expenses, including interest costs; and

b.	tax.

The Operational Costs shall exclude the following “Pass-Through Costs”:

a.	fees and other costs paid to third party sub-contractors engaged by the Submanager in the rendering of the Services; and

b.	[other Pass-Through Costs as identified, if any].

5.3	Preliminary Fee: Calculation and payment

The Submanager shall, no later than 1 December each year, prepare a budget over the Operational Costs and Pass-Through Costs for its activities in the subsequent year. The budget shall be based on an activity level corresponding to the activity level in the fourth quarter of the year in which the budget is made, and on reasonable assumptions as to the development of the Operational Costs and Pass-Through Costs in the subsequent year.

The Manager undertakes to provide the Submanager with such information on its requirements for the Services as shall be required by the Submanager for the purposes of this budgeting process.

A preliminary management fee payable by the Manager to the Submanager for the subsequent year (the “Preliminary Fee”) shall be calculated on the basis of the budget. The Preliminary Fee shall consist of the sum of:

a.	the budgeted Operational Costs plus a [XX]% mark-up; and

b.	the budgeted Pass-Through Costs.

The Preliminary Fee and the calculation thereof, as well as the budget on which the Preliminary Fee is based, shall be presented to the Manager for approval no later than 15 December each year.

The Preliminary Fee shall be paid by the Manager to the Submanager on a monthly basis in advance.

In the event the sum of the Submanager’s actual Operational Costs and Pass-Through Costs for any month deviates significantly from the budgeted Operational Costs and Pass-Through Costs for that quarter, the Parties may agree on a corresponding adjustment of the subsequent payments of the Preliminary Fee.

5.4	Settlement of the Management Fee

When the Submanager’s annual accounts have been finalised and audited, the Management Fee shall be calculated, based on those accounts. The Management Fee shall consist of the sum of:

a.	the actual Operational Costs incurred by the Submanager in the relevant year, plus a [XX]% mark-up; and

b.	the actual Pass-Through Costs incurred by the Submanager in the relevant year.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

If the Management Fee exceeds the total Preliminary Fee paid by the Manager throughout the year, the difference shall be paid by the Manager as a “Positive Settlement Payment” to the Submanager. If the Management Fee is less than the total Preliminary Fee paid by the Company throughout the year, the difference shall be paid by the Submanager as a “Negative Settlement Payment” to the Manager.

The Positive Settlement Payment or Negative Settlement Payment shall take place no later than 15 days after the date when the Submanager’s annual accounts have been finalised and audited.

5.5	Adjustment of Management Fee to satisfy transfer pricing requirements

Both the Manager and the Submanager have the right to demand an adjustment of the Management Fee, to the extent required in order for the Management Fee to satisfy the transfer pricing provisions applicable under the tax law of either party’s tax jurisdiction. The Party requiring such adjustment shall notify the other Party thereof in writing, no later than 60 days after the date when the Submanager’s annual accounts for the relevant year have been finalised and audited. Any such adjustment shall be settled by payment of the adjustment amount between the Parties no later than 15 days after agreement on the adjustment amount has been reached.

6.	AUTHORITY

6.1	The Submanager is, within the scope of the Services and subject to the limitations set forth below, authorised to act in the Manager’s place on behalf of Seawell and the Operating Subsidiaries and shall, in so doing, obligate Seawell and each Operating Subsidiary by its signature.

The general authority set forth above shall be limited as follows:

(i)	The Submanager shall not, unless specifically authorised by the Manager, Seawell or an Operating Subsidiary, be authorised to act for Seawell or such Operating Subsidiary outside the scope of the Services;

(ii)	The Submanager’s general authority shall always be limited by applicable laws (including, but not limited to Bermuda law), Seawell’s and each Operating Subsidiary’s bye-laws or similar constitutional document and the specific limitations set forth herein;

(iii)	The Submanager’s general authority shall always exclude matters of an irregular nature or special importance (always including the sale and purchase of material assets, the taking up of material loans and the chartering or leasing out of material assets) on behalf of the Seawell Group unless specifically authorised by the Board or the board of directors of an Operating Subsidiary (whether in general for a limited period or within set limits without time limitation or specifically, in relation to a particular transaction).

6.2	The Submanager’s authority hereunder shall be documented by the provisions of this Agreement but may also be supplemented by a general power of attorney from the Board or an Operating Subsidiary to designated employees of the Submanager from time to time.

6.3	The Manager hereby ratifies, confirms and undertakes, at all times, to allow, ratify and confirm all actions the Submanager and its employees shall lawfully take or cause to be taken on its, Seawell’s or an Operating Subsidiary’s behalf in the bona fide performance of the Services.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

7.	INDEMNITY

7.1	The Submanager shall be under no responsibility or liability for any loss or damage, whether as a loss of profits or otherwise, to the Manager or any entity of the Seawell Group arising out of any act or omission involving any error of judgment or any negligence on the part of the Submanager or any of its employees in connection with the performance of the Services, unless the acts or omissions leading to a loss or damage are caused by gross negligence or wilful misconduct on the part of the Submanager or its employees.

The Submanager’s liability to compensate the Manager or any entity of the Seawell Group for any loss shall be limited to the Management Fee in the year preceding the year in which such loss arose.

7.2	The Manager agrees to indemnify and keep the Submanager and its employees indemnified against any and all liabilities, costs, claims, demands, proceedings, charges, actions, suits or expenses of whatsoever kind or character that may be incurred or suffered by any of them howsoever arising (other than by reason of fraud or dishonesty on their part) in connection with the provisions of the Services to the Manager and, indirectly, to Seawell and the Operating Subsidiaries.

7.3	If the Board or the board of directors of an Operating Subsidiary requires the Submanager to take any action which, in the opinion of the Submanager, might make the Submanager liable for the payment of any money or liable in any other way, the Submanager shall be kept indemnified by the Manager in an amount and a form satisfactory to it as a prerequisite to take such action.

7.4	The indemnities provided by the Manager hereunder shall cover all reasonable costs and expenses payable by the Submanager in connection with any claims to which the indemnity obligation of the Manager applies.

7.5	The indemnification provided by the Manager pursuant to this Clause 7 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement or otherwise, and shall continue after the termination of this Agreement.

8.	CONFIDENTIALITY

8.1	All Confidential Information furnished to the Submanager or any of its employees or directors pursuant to this Agreement, whether from the Manager or any entity in the Seawell Group, shall be and remain the property of the Manager or, as the case may be, the relevant entity in the Seawell Group, and shall be kept confidential by the Submanager.

For the purpose of this clause “Confidential Information” shall mean information relating to the business of the Seawell Group which the Submanager becomes aware of or generates in the course of or in connection with the performance of the Services.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

The provisions of this Clause 8.1 shall not apply to Confidential Information which is:

(i)	required to be disclosed by law or court order; or

(ii)	becomes public knowledge otherwise than as a result of the conduct of the Manager.

9.	TERMINATION

9.1	Each of the Parties may terminate this Agreement following no less than 3 months’ prior written notice to the other Party.

9.2	This Agreement shall be automatically terminated if the General Management Agreement is terminated by either party thereto as a consequence of a default or similar circumstance by the other party thereto.

9.3	Termination shall be without prejudice to any rights or liabilities of the Parties arising prior to or in respect of any act or omission occurring prior to termination.

9.4	In the event of termination, the Management Fee shall be pro-rated to the date of termination (after taking into account such additional amounts, if any, as time spent and the responsibility undertaken by the Submanager during the relevant period immediately prior to termination justify).

9.5	In addition to the pro-rated Management Fee, the Manager undertakes to ensure that the Submanager has sufficient resources to pay any termination benefits (such as salary through applicable notice periods and benefits under accrued pension arrangements) due to any employees of the Submanager whose employment is terminated as a direct result of the termination of this Agreement and such other obligations relevant to the provisions of the Services (which term shall include all normal overhead costs).

9.6	Upon the termination of this Agreement, the Submanager shall hand over to the Manager all books of account, correspondence and records relating to the affairs of the Seawell Group and the Manager which are the property of the Manager and which are in its possession.

10.	DEFAULT

10.1	If the Submanager shall, by any act or omission, be in breach of any material obligation under this Agreement and such breach shall continue for a period of fourteen (14) days after written notice thereof has been given by the Manager to the Submanager, the Manager shall have the right to terminate this Agreement with immediate effect by notice to the Submanager.

The right to terminate this Agreement shall be in addition to and without prejudice to any other rights which the Manager may have against the Submanager hereunder.

10.2	Either Party may, forthwith by notice in writing to the other Party, terminate this Agreement if an order is made or a resolution passed for the winding up of the other Party or if a receiver be appointed of the business or property of the other Party, or if the other Party shall cease to carry on its business or makes any special arrangements or composition with its creditors or if any event analogous with any of the foregoing occurs under any applicable law.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

10.3	The principle set forth in Clause 9.5 in respect of termination benefits to employees shall apply if the Manager terminates this Agreement pursuant to Clauses 10.1 or 10.2.

11.	FORCE MAJEURE

No Party shall incur liability of any kind or nature whatsoever in relation to the other Parties in the event of a failure to perform any of its obligations hereunder if such failure is directly or indirectly caused by circumstances beyond its control such as war or war-like activities, government orders, riots, civil commotion, strike, lock-out or similar actions, an act of God, peril of the sea or any other similar cause.

In the event that a situation gives rise to force majeure which prevents the Submanager from performing the Services, whether in whole or in part, the Parties agree that the Submanager may, in good faith, obtain substitute performance; provided, however, if such situation continues for a period longer than three (3) months, the Manager shall be entitled to terminate this Agreement by giving one (1) month prior written notice in writing to the Submanager.

The provisions of Clause 9 shall, in such event, apply.

12.	NOTICES

12.1	All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by ordinary mail, telefax, email or delivered by hand at the following addresses:

If to the Manager:

Postal address:

P.O. Box 1593

Hamilton HM 08

Bermuda

Fax: + 1 441 205 3404

Telephone: + 1 441 295 6935

Att.: Managing Director

If to the Submanager:

Postal address:

Fax: + [•]

Telephone: + [•]

Att.: Managing Director

or such other address as a Party may designate to the other Party in writing.

Form of Sub-Management / Subsidiary Management / Local Management Agreements

13.	MISCELLANEOUS

13.1	A Party shall not be entitled to assign its rights and/or obligations under this Agreement unless the prior written consent of the other Party has been obtained.

13.2	Nothing in this Agreement shall be deemed to constitute a partnership between the Parties.

13.3	No term of this Agreement is enforceable by a person who is not a party to it.

13.4	This Agreement shall not be amended, supplemented or modified save by written agreement signed by or on behalf of both Parties.

14.	GOVERNING LAW AND ARBITRATION

14.1	This Agreement shall be governed by [ law.

14.2	Any dispute, controversy or claim arising out of or relating to this Agreement (including the breach, termination or invalidity thereof), shall be settled by arbitration in accordance with the provisions of the [ ] Arbitration Act.

The arbitration proceedings shall be held in [                    ] and shall, if either Party so requests, be conducted in the English language.

For and on behalf of SEAWELL MANAGEMENT (BERMUDA) LIMITED	For and on behalf of SEAWELL [ ]

Form of Sub-Management / Subsidiary Management / Local Management Agreements

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